UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2020

Legg Mason, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-8529	52-1200960
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 International Drive, Baltimore, MD 21202

(Address of principal executive office, including zip code)

Registrant’s telephone number, including area code: (410) 539-0000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.10 par value	LM	New York Stock Exchange
6.375% Junior Subordinated Notes due 2056	LMHA	New York Stock Exchange
5.45% Junior Subordinated Notes due 2056	LMHB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On July 31, 2020, pursuant to the terms and conditions of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 17, 2020, by and among Legg Mason, Inc. (the “Company”), Franklin Resources, Inc. (“Franklin”) and Alpha Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of Franklin, Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation (the “Surviving Corporation”). As a result of the Merger, the Company became a wholly-owned subsidiary of Franklin.

Item 1.02	Termination of Material Definitive Agreement

In connection with the consummation of the Merger, effective as of July 31, 2020, the Company terminated the Credit Agreement, dated as of December 29, 2015, as amended by the First Amendment, dated as of March 31, 2016, the Second Amendment dated as of September 7, 2016 and the Third Amendment dated as of March 31, 2017 (as so amended, the “Credit Agreement”), among the Company, as borrower, the lenders from time to time party thereto, and Citibank, N.A., as administrative agent. In connection with the termination of the Credit Agreement, all outstanding borrowings and all unpaid fees thereunder were paid in full and all commitments thereunder were terminated. There were no outstanding borrowings under the Credit Agreement at the time of termination.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As described in the introductory note, which is incorporated herein by reference, on July 31, 2020, pursuant to the terms and conditions of the Merger Agreement, the Merger was completed.

At the effective time of the Merger (the “Effective Time”), each outstanding share of common stock, par value $0.10 per share of Legg Mason (the “Legg Mason Common Stock”), other than shares of Legg Mason Common Stock directly owned and held by Franklin or Merger Sub, was cancelled, retired and converted into the right to receive $50.00 in cash, without interest (the “Merger Consideration”).

In addition, pursuant to the Merger Agreement, all issued and outstanding options to purchase shares of Legg Mason Common Stock (the “Legg Mason Options”) were automatically terminated and cancelled at the Effective Time and each holder of Legg Mason Options with a per share exercise price that was less than the Merger Consideration became entitled to receive a lump sum cash payment (less any applicable withholding taxes) in an amount equal to the product of (A) the number of shares of Legg Mason Common Stock underlying such Legg Mason Options immediately prior to the Effective Time, and (B) an amount equal to the Merger Consideration minus the applicable exercise price of such Legg Mason Options.

All issued and outstanding or payable restricted stock units in respect of Legg Mason Common Stock (the “Legg Mason RSUs”) were automatically terminated and cancelled at the Effective Time and each holder of a Legg Mason RSU became entitled to receive a lump sum cash payment (less any applicable withholding taxes) in an amount equal to (A) the product of (i) the Merger Consideration and (ii) the number of shares of Legg Mason Common Stock subject to such Legg Mason RSU, plus (B) any accrued but unpaid dividend equivalent rights in respect of such Legg Mason RSUs.

All issued and outstanding or payable performance restricted stock units in respect of Legg Mason Common Stock (the “Legg Mason PSUs”) were automatically terminated and cancelled at the Effective Time and each holder of a Legg Mason PSU became entitled to receive a lump sum cash payment (less any applicable withholding taxes) in an amount equal to the product of (A) the Merger Consideration and (B) the target number of shares of Legg Mason Common Stock subject to such Legg Mason PSU.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K on February 18, 2020 and is incorporated by reference herein.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the transactions described in Item 2.01 of this Current Report on Form 8-K, which are incorporated by reference herein, the Company notified the New York Stock Exchange (the “NYSE”) that the Merger has been completed and that, at the Effective Time, shares of Legg Mason Common Stock issued and outstanding as of immediately prior to the Effective Time were cancelled and converted into the right to receive the Merger

Consideration. The Company requested that shares of Legg Mason Common Stock, which traded under the symbol “LM”, cease to be traded on the NYSE as of the close of trading on July 31, 2020 and be delisted from NYSE. The Company requested that NYSE file with the Securities and Exchange Commission (the “Commission”) a Form 25 Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to delist and deregister the shares of Legg Mason Common Stock. The delisting of the Legg Mason Common Stock from NYSE will be effective 10 days after the filing of the Form 25. The Company intends to file with the Commission a Form 15 Certification of Termination of Registration of a Class of Security under Section 12(g) or Notice of Suspension of Duty to File Reports Pursuant to Sections 13 and 15(d) of the Exchange Act (the “Form 15”) requesting the deregistration of the Legg Mason Common Stock under Section 12(b) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

In addition, following the consummation of the Merger, the Company issued a press release announcing the delisting of its 6.375% Junior Subordinated Notes due 2056 and 5.45% Junior Subordinated Notes due 2056 (collectively, the “Junior Notes”). A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference. The Company intends to file with the Commission a Form 25 to delist and deregister the Junior Notes. Following effectiveness of the notification on Form 25 to be filed with the Commission relating to the Junior Notes, the Company intends to file with the Commission a Form 15 relating to the Junior Notes.

In connection with the deregistration of the shares of Legg Mason Common Stock described above, the Company also intends to file post-effective amendments to certain of its outstanding registration statements to terminate the effectiveness of such registration statements and remove from registration any and all unsold securities under such registration statements.

Item 3.03.	Material Modification to Rights of Security Holders.

As a result of the Merger and at the Effective Time, each share of Legg Mason Common Stock ceased to be issued and outstanding and was cancelled and retired and ceased to exist, and each holder of Legg Mason Common Stock ceased to have any rights with respect to such shares, except the right to receive the Merger Consideration as set forth in the Merger Agreement. Additionally, any share of Legg Mason Common Stock directly owned and held by Franklin or Merger Sub ceased to be outstanding and was cancelled without payment of any consideration, and therefore ceased to exist.

The information set forth in Item 2.01, Item 3.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.01	Changes in Control of Registrant.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company became a wholly-owned subsidiary of Franklin and, accordingly, a change in control of the Company occurred. The Merger Consideration was funded by Franklin through cash on hand.

The information set forth in Item 2.01, Item 3.01, Item 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Effective Time, in accordance with the Merger Agreement, the directors of Merger Sub, Matthew Nicholls, Gwen L. Shaneyfelt, and Craig S. Tyle, became the directors of the Surviving Corporation. All of the previous directors of the Company ceased to serve as the directors of the Company.

In connection with the closing of the Merger, the officers of the Company immediately prior to the Effective Time became the officers of the Surviving Corporation and immediately following the Effective Time, such officers were removed from their positions as officers of the Surviving Corporation. Effective as of immediately following the Effective Time, Matthew Nicholls was appointed as President and Chief Executive Officer of the Surviving Corporation, and Gwen L. Shaneyfelt was appointed as Vice President and Chief Financial Officer of the Surviving Corporation.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Articles of Incorporation of Merger Sub became the Articles of Incorporation of the Surviving Corporation and are attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference. Additionally, at the Effective Time, the bylaws of Merger Sub became the bylaws of the Surviving Corporation and are attached as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference. The information set forth in item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed on the Exhibit Index are incorporated herein by reference.

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 17, 2020, by and among Franklin Resources, Inc., Legg Mason, Inc. and Alpha Sub, Inc. (incorporated by reference to Exhibit 2.1 of Legg Mason, Inc.’s Current Report on Form 8-K filed on February 18, 2020)

3.1	Amended and Restated Charter of Legg Mason, Inc.

3.2	Amended and Restated Bylaws of Legg Mason, Inc.

99.1	Press Release, dated July 31, 2020, issued by Legg Mason, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGG MASON, INC.

/s/ Gwen L. Shaneyfelt
July 31, 2020	Name:	Gwen L. Shaneyfelt
	Title:	Vice President and Chief Financial Officer